UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

YADKIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	20-4495993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
209 North Bridge Street
Elkin, North Carolina 28621
(336) 526-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting Common Stock, par value $1.00 per share	New York Stock Exchange LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act
None

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EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Yadkin Financial Corporation, a North Carolina corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the transfer of its listing of its voting common stock, par value $1.00 per share, from the NASDAQ Global Select Market to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

A description of the voting common stock of the Company is incorporated herein by reference to the section set forth under the heading “Description of Capital Stock of Yadkin” in the Company’s Registration Statement on Form S-4 filed with the Commission on March 26, 2014, including any amendment or report filed for the purpose of updating such description, which description is incorporated herein by reference.

Item 2: Exhibits

Pursuant to the Instructions as to exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YADKIN FINANCIAL CORPORATION
Dated: June 27, 2014	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer
"Principal Accounting Officer"